UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2019

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall, Minneapolis, Minnesota 55403

(Address of principal executive offices, including zip code)

(612) 304-6073

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2019, Target Corporation announced that Cathy R. Smith, Executive Vice President and Chief Financial Officer, intends to retire from Target.  Target will be conducting an internal and external search to identify a successor to Ms. Smith.  To support the transition, on January 7, 2019, Target and Ms. Smith entered into an agreement providing that she will remain in her current role until a successor is named and thereafter will continue to be employed by Target as a non-executive officer in a strategic advisory capacity until May 1, 2020.  Throughout the term of the agreement she will continue to receive the same base salary currently in effect and the same target bonus opportunity as other executive officers.  In addition, Ms. Smith will be entitled to a cash payment of $1.5 million in exchange for a post-employment non-compete and non-solicitation agreement.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

(10)A	Transition Agreement dated January 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: January 10, 2019	/s/ Don H. Liu
Don H. Liu
Executive Vice President and Chief Legal & Risk Officer